EXHIBIT 99.1

8229 Boone Boulevard, Suite 802 Vienna, VA 22182. USA Telephone (703) 506-9460 www.cel-sci.com	COMPANY CONTACT: Gavin de Windt CEL-SCI Corporation (703) 506-9460

CEL-SCI CORPORATION ANNOUNCES PRICING OF OFFERING

Vienna, VA, June 14, 2026 — CEL-SCI Corporation (“CEL-SCI” or the “Company”) (NYSE American: CVM), a clinical stage cancer immunotherapy company, today announced the pricing of a best-efforts offering of 2,500,000 shares of common stock at an offering price of $1.00 per share. Total gross proceeds from the offering, before deducting the placement agent’s fees and offering expenses, are expected to be $2.5 million. The offering is expected to close on June 16, 2026, subject to satisfaction of customary closing conditions.

The Company intends to use the proceeds for the continued development of Multikine*, general corporate purposes, and working capital.

ThinkEquity is acting as the sole placement agent for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-288515), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 3, 2025, and declared effective on August 12, 2025. The offering will be made only by means of a written prospectus. A final prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CEL-SCI Corporation

CEL-SCI believes that boosting a patient’s immune system before surgery, radiotherapy and chemotherapy have damaged it, should provide the greatest possible impact on survival. Multikine is designed to help the immune system "target" the tumor at a time when the immune system is still relatively intact and thereby thought to be better able to mount an attack on the tumor.

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Multikine (Leukocyte Interleukin, Injection), given right after diagnosis and before surgery, has been dosed in over 740 patients and received Orphan Drug designation from the FDA for neoadjuvant therapy in patients with squamous cell carcinoma (cancer) of the head and neck.

The Company has operations in Vienna, Virginia, and near/in Baltimore, Maryland.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words "intends," "believes," "anticipated," "plans" and "expects," and similar expressions, are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause or contribute to such differences include an inability to duplicate the clinical results demonstrated in clinical studies, timely development of any potential products that can be shown to be safe and effective, receiving necessary regulatory approvals, difficulties in manufacturing any of the Company's potential products, inability to raise the necessary capital and the risk factors set forth from time to time in CEL-SCI's filings with the Securities and Exchange Commission, including but not limited to its report on Form 10-K for the year ended September 30, 2025. The Company undertakes no obligation to publicly release the result of any revision to these forward-looking statements which may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

* Multikine (Leukocyte Interleukin, Injection) is the trademark that CEL-SCI has registered for this investigational therapy. This proprietary name is subject to FDA review in connection with the Company's future anticipated regulatory submission for approval. Multikine has not been licensed or approved for sale, barter or exchange by the FDA or any other regulatory agency. Similarly, its safety or efficacy has not been established for any use.

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